EXHIBIT 99
FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS FIRST QUARTER 2022 EPS OF $0.48 ON NEW RECORD LEVELS OF NET INTEREST INCOME, REVENUE AND LOANS, WITH CONTINUED NET INTEREST MARGIN EXPANSION

-- Organic growth of commercial loans, private banking loans primarily backed by marketable securities, and liquidity management franchise continues, while Chartwell delivered strong fixed income and equity performance over benchmarks and celebrates the 25th anniversary of its founding --

PITTSBURGH, April 27, 2022 - TriState Capital Holdings, Inc. (Nasdaq: TSC) reported first quarter 2022 financial results, including record net interest income, organic loan and balance sheet growth and its sixth consecutive quarter of net interest margin (NIM) expansion.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported net income available to common shareholders of $18.5 million, or $0.48 per diluted share, in the first quarter of 2022, compared to $13.1 million, or $0.35 per diluted share, in the first quarter of 2021 and $19.9 million, or $0.52 per diluted share, in the fourth quarter of 2021.

“Deliberate double-digit organic growth and TriState Capital’s synergistic businesses contributed to meaningful expansion in our client base and financial performance in the first quarter of 2022, and we are really excited about the opportunity that our agile businesses and our asset-sensitive balance sheet provide us to succeed in a highly dynamic environment,” President and Chief Executive Officer Brian S. Fetterolf said. “The company’s success and strength are entirely made possible by phenomenal clients and the exceptional talent we have been able to attract and develop together as one team. As we continue to work toward completing our transaction with Raymond James, we are incredibly proud of how our team members have kept their focus on delivering best-in-class client experience and business excellence at scale.”

FIRST QUARTER 2022 HIGHLIGHTS
•TriState Capital continued to progress toward the closing of its previously announced agreement to be acquired by Raymond James Financial, Inc. (“Raymond James”), which is currently expected to close by the end of the second quarter of 2022, subject to customary conditions including receipt of regulatory approvals.
•Pre-tax income increased by 29.5% from the year-ago quarter and 13.4% from the linked quarter.
•Net interest income (NII) increased by 38.7% from the year-ago quarter and 4.8% from the linked quarter on continued growth in the bank’s asset-sensitive balance sheet, with NIM expansion to 1.70%.
•Total loans grew by 31.6% from March 31, 2021 and 4.5% during the quarter.
•Commercial loans grew by 14.0% from March 31, 2021 and 2.6% during the quarter, led by fund finance solutions and other commercial and industrial (C&I) lending.
•Private banking loans grew by 43.8% from March 31, 2021 and 5.5% during the quarter, as the company continued to leverage talent and proprietary technology to fortify its position as the nation’s leading independent provider of loans collateralized by marketable securities and other liquid assets working with non-bank affiliated financial intermediaries.
•Treasury management deposit accounts grew by 64.2% from March 31, 2021 and 4.3% during the quarter.
•The company maintained superior credit quality metrics, with period-end non-performing assets (NPAs) and non-performing loans (NPLs) declining to 0.01% of assets and 0.00% of loans, respectively, while adverse rated credits represented just 0.29% of total loans at period-end.
•Record fees of $4.7 million from clients’ use of interest rate swaps and Chartwell investment management fees of $9.1 million contributed to non-interest income of $15.1 million.
•Chartwell year-to-date inflows from retail and institutional clients totaled $416.0 million, as fixed income and equity strategies delivered strong performance over benchmarks through period-end.

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REVENUE GROWTH
NII grew to a record $53.6 million in the first quarter of 2022, increasing 38.7% from $38.7 million in the year-ago quarter and 4.8% from $51.1 million in the fourth quarter of 2021 on organic loan growth and the sixth consecutive quarter of NIM expansion. NII reflected continued organic loan growth and TriState Capital’s sixth consecutive quarter of NIM expansion to 1.70% for the three months ended March 31, 2022, up from 1.59% in the first quarter of 2021 and 1.68% in the fourth quarter of 2021.

Non-interest income was $15.1 million in the first quarter of 2022, compared to $13.7 million in the year-ago quarter and $15.9 million in the linked quarter. Chartwell investment management fees were $9.1 million in the first quarter of 2022, compared to $9.0 million in the same period the prior year and $9.6 million in the linked quarter. Fees from commercial and private banking clients’ use of TriState Capital’s interest rate swaps offering totaled a record $4.7 million in the first quarter of 2022, compared to $2.7 million in the prior year quarter and $4.4 million in the linked quarter.

NII and non-interest income, excluding net gains and losses on the sale of debt securities, combined to generate record total revenue of $68.7 million for the first quarter of 2022, which grew 31.3% from $52.3 million in the prior year period and 2.6% from $66.9 million in the linked quarter. Total revenue, which is not a financial metric under generally accepted accounting principles (“GAAP”), is a measure that TriState Capital has consistently utilized to provide a greater understanding of the combined performance of its diverse fee-generating businesses. Non-interest income represented 22.0% of total revenue in the first quarter of 2022 when excluding net gains on the sale of securities, compared to 26.1% in the year-ago period and 23.6% in the linked quarter.

EXPENSES REFLECT CONTINUED INVESTMENTS IN BUSINESSES AND CLIENT EXPERIENCE
TriState Capital continues to invest in talent, technology, product, and risk and compliance management to support the continued responsible growth of its businesses, providing a premier client experience as it continues to scale its efficient branchless operating model. First quarter 2022 non-interest expense of $41.2 million included approximately $400,000, or $0.01 per diluted share net of taxes, incurred in connection with the pending Raymond James transaction, announced in October 2021. Fourth quarter 2021 non-interest expense of $42.8 million included approximately $2.7 million, or $0.06 per diluted share net of taxes, incurred in connection with the transaction announced in October 2021. First quarter 2021 non-interest expense totaled $31.3 million.

TriState Capital Bank’s efficiency ratio for the first quarter of 2022 was 50.42%, compared to 50.59% in the first quarter of 2021 and 51.10% in the linked quarter. The improvement in the efficiency ratio demonstrates TriState Capital’s continued ability to scale its operational efficiency and resiliency while driving responsible growth. Efficiency ratio is a non-GAAP financial metric utilized to provide a greater understanding of a bank’s level of non-interest expense as a percentage of total revenue.

TriState Capital continued to maintain a low annualized non-interest expense to average assets ratio of 1.27% in the first quarter of 2022, compared to 1.24% in the first quarter of 2021 and 1.36% in the linked quarter.

Pre-tax, pre-provision net revenue of $27.5 million in the first quarter of 2022 increased 30.8% from $21.0 million in the year-ago period and 13.9% from $24.2 million in the linked quarter. Pre-tax, pre-provision net revenue is a non-GAAP financial metric representing net interest income and non-interest income, and excluding gains and losses on the sale and call of debt securities and total non-interest expense.

Pre-tax income was $27.0 million in the first quarter of 2022, increasing 29.5% from $20.8 million in the first quarter of 2021 and 13.4% from $23.8 million in the linked quarter.

TriState Capital’s effective tax rate was 19.7% for the first quarter of 2022, compared to 22.1% in the first quarter of 2021 and 3.0% in the linked quarter. The company’s effective tax rate is impacted by certain factors including the number, timing and size of tax credit investments.

Net income available to common shareholders, earnings per share and weighted average diluted shares in the first quarter of 2022 are net of $3.1 million in dividends payable to holders of the company’s Series A, Series B and Series C Non-Cumulative Perpetual Preferred Stock.

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INVESTMENT MANAGEMENT
A combination of fixed income and equity strategy performance relative to benchmarks and a robust new business effort contributed to inflows of $416.0 million for the three months ended March 31, 2022, as Chartwell celebrates the 25th anniversary of its founding in April 2022.

Chartwell’s new business and new flows from existing accounts of $416.0 million were offset by market depreciation of $407.0 million and outflows of $623.0 million in the first quarter of 2022. Chartwell’s assets under management (AUM) totaled $11.23 billion on March 31, 2022, compared to $11.20 billion on March 31, 2021 and $11.84 billion on December 31, 2021. The rate of net outflows experienced by Chartwell in the period are believed to be in line with or below levels experienced by the industry in the first quarter of the year.

Annual run-rate revenue was $36.8 million as of March 31, 2022, compared to $38.8 million on March 31, 2021 and $40.0 million on December 31, 2021. Chartwell’s weighted average fee rate was 0.33% at March 31, 2022. Investment management fee revenue was $9.1 million in the first quarter of 2022, compared to $9.0 million in the first quarter of 2021 and $9.6 million in the fourth quarter of 2021.

ORGANIC LENDING FRANCHISE GROWTH
TriState Capital’s client engagement and distribution capabilities continued to drive organic loan growth by expanding the number and depth of its premier relationships with high-quality middle-market commercial customers, as well as expanding the number of high-net-worth clients the bank serves through its growing national referral network of financial intermediaries.

Average loans totaled a record $10.83 billion in the first quarter of 2022, growing 30.9% from $8.28 billion in the prior year period and 6.0% from $10.21 billion in the linked quarter. Period-end loans totaled a record $11.25 billion on March 31, 2022, growing $2.70 billion, or 31.6%, from March 31, 2021, and $483.6 million, or 4.5%, from December 31, 2021.

TriState Capital continued to fortify its position as the nation’s leading independent provider of marketable securities-based loans for clients of independent investment advisory firms, trust companies, broker-dealers, regional securities firms, family offices, and other financial intermediaries that do not offer banking services themselves. Private banking loans totaled a record $7.27 billion at March 31, 2022, increasing $2.21 billion, or 43.8%, from one year prior and $381.7 million, or 5.5%, from the end of the linked quarter.

The company continued to grow relationships with top-quality middle-market sponsors and businesses, driving originations of commercial and industrial (“C&I”) and commercial real estate (“CRE”) loans while managing credit quality within the portfolio. Commercial loans totaled $3.98 billion at March 31, 2022, increasing $489.2 million, or 14.0%, from one year prior and $101.9 million, or 2.6%, from the end of the linked quarter.

C&I loans grew to $1.56 billion at March 31, 2022, increasing $315.1 million, or 25.2%, from one year prior and $50.9 million, or 3.4%, from December 31, 2021, including utilization of fund finance offerings and growth in equipment finance and traditional lending to middle-market companies.

CRE loans totaled $2.41 billion at March 31, 2022, increasing $174.1 million, or 7.8%, from March 31, 2021 and up $51.0 million, or 2.2%, from December 31, 2021 as new production activity offset increased amortization and paydowns in the first quarter.

STRATEGIC DEPOSIT AND LIQUIDITY MANAGEMENT FRANCHISE EXPANSION
TriState Capital continues to deliver growth in its agile liquidity management franchise, which creates meaningful service-based client relationships and provides highly responsive funding. The bank is winning new business and enhancing the breadth and depth of existing client relationships with its nationally distributed service and liquidity management offerings for financial services businesses, payroll and other specialized payment servicers, real estate firms, high-net-worth individuals, family offices, middle market companies, municipalities and non-profits.

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Average deposits totaled a record $11.65 billion in the first quarter of 2022, growing 31.7% from $8.85 billion in the first quarter of last year and 5.5% from $11.04 billion in the linked quarter. Period-end deposits totaled a record $12.17 billion at March 31, 2022, growing $2.92 billion, or 31.5%, from March 31, 2021, and $661.1 million, or 5.7%, from December 31, 2021.

Treasury management deposit accounts totaled $2.98 billion at March 31, 2022, increasing $1.17 billion, or 64.2%, from March 31, 2021 and $122.2 million, or 4.3%, from December 31, 2021.

The bank’s loan-to-deposit ratio at March 31, 2022 was 92.45%, compared to 92.36% at March 31, 2021 and 93.56% at December 31, 2021, as TriState Capital grew deposit balances in line with loan activity in the quarter.

INTEREST RATE MANAGEMENT
TriState Capital continues to favor an asset-sensitive approach to maintaining a balance sheet with significant flexibility to manage interest rate dynamics, while offering attractive deposit and loan pricing to clients.

Approximately 60% of TriState Capital’s non-fixed rate deposits use the Effective Federal Funds Rate or another benchmark as reference points, and the remaining non-fixed rate deposits are priced at rates set with bank discretion. Total cost of funds for all deposits and interest-bearing liabilities averaged 0.47% during the first quarter of 2022, compared to 0.59% in the same period last year and 0.45% in the linked quarter. The total cost of deposits averaged 0.37% during the first quarter of 2022, compared to 0.49% in the same period last year and 0.37% in the linked quarter.

At March 31, 2022, 95% of the company’s loans were floating rate and indexed to 30-day LIBOR, the Prime Rate, or another benchmark rate such as SOFR. TriState Capital continued to constructively use interest rate floors on existing and new variable rate loans throughout the first quarter of 2022.

The yield on total loans averaged 2.29% during the first quarter of 2022, compared to 2.41% in the prior year period and 2.30% in the linked quarter. Loan yields were affected primarily by growth in balances of private bank loans relative to commercial bank loans. The interest rate environment’s impact on first quarter of 2022 loan yields was partially offset by continued management of deposit costs.

Investment securities totaled a record $1.54 billion at March 31, 2022, up 25.0% from March 31, 2021 and 9.4% from December 31, 2021 as the bank continued to build on-balance sheet liquidity.

NIM expanded for the sixth consecutive quarter to 1.70% for the first quarter of 2022, up 11 basis points from the same period the year prior and two basis points from the linked quarter.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the first quarter of 2022, reflecting its disciplined credit culture and lower risk profile resulting from the majority of its loans consisting of private banking non-purpose margin loans collateralized by marketable securities. Private banking grew to represent 64.6% of the total loan portfolio at March 31, 2022, while CRE and C&I comprised 21.5% and 13.9% of total loans, respectively.

The allowance for credit losses on loans and leases (ACL) was $25.0 million at March 31, 2022, compared to $34.6 million at March 31, 2021 and $28.6 million at December 31, 2021. ACL on commercial loans represented 0.58% of commercial loans at period end, excluding private banking loans primarily collateralized by liquid, marketable securities that do not require a reserve, compared to 0.99% at March 31, 2021 and 0.69% at December 31, 2021. As a percentage of total loans, ACL was 0.22% at March 31, 2022, 0.41% at March 31, 2021 and 0.27% at December 31, 2021.

TriState Capital’s net charge offs (NCOs) were $4.2 million in the first quarter of 2022, or 0.16% of total average loans of $10.83 billion, reflecting charge offs associated with an in-market commercial and industrial credit for which had previously been fully reserved. NCOs were $199,000 in the year-ago quarter and $4.2 million in the linked quarter.

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NPAs were $2.0 million, or 0.01% of total assets, at March 31, 2022, compared to $25.5 million, or 0.24%, at March 31, 2021 and $6.3 million, or 0.05%, at December 31, 2021. NPLs were $0.0 million, or 0.00% of total loans, at March 31, 2022, compared to $22.7 million, or 0.27%, at March 31, 2021 and $4.3 million, or 0.04%, at December 31, 2021.

Total adverse-rated credits, including NPLs, were $32.1 million, or 0.29% of total loans, at March 31, 2022, compared to $50.9 million, or 0.60%, at March 31, 2021 and $36.9 million, or 0.34%, at December 31, 2021.

TriState Capital’s provision for credit losses was $563,000 in the first quarter of 2022, $224,000 in the first quarter of 2021 and $488,000 in the linked quarter.

CAPITAL STRENGTH AND EFFICIENCY
The company’s strong balance sheet included $2.02 billion in cash, equivalents and securities at March 31, 2022. Cash, equivalents, securities and private banking loans -- which are primarily collateralized by marketable securities that are monitored daily, liquid and subject to favorable treatment under regulatory capital requirements -- represented 67.91% of total assets at the end of the first quarter of 2022.

As of March 31, 2022, estimated regulatory capital ratios for TriState Capital Holdings were 13.23% for total risk-based capital, 11.52% for tier 1 risk-based capital, 8.91% for common equity tier 1 risk-based capital, and 6.16% for tier 1 leverage. For TriState Capital Bank, the estimated capital ratios were 14.42% for total risk-based capital, 14.08% for tier 1 risk-based capital, 14.08% for common equity tier 1 risk-based capital, and 7.52% for tier 1 leverage.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $13.60 billion in assets as of March 31, 2022, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $11.23 billion in assets under management as of March 31, 2022, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

In light of the pending acquisition by Raymond James, the company will not hold a quarterly investor conference call and webcast. For more information related to the acquisition, please refer to the company’s and Raymond James’ filings with the Securities and Exchange Commission.

PARTICIPANTS IN THE SOLICITATION
Raymond James, TriState Capital, and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Raymond James can be found in Raymond James’s definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on January 8, 2021, and other documents subsequently filed by Raymond James with the SEC. Information about the directors and executive officers of TriState Capital can be found in TriState Capital’s definitive proxy statement in connection with its 2021 annual meeting of shareholders, as filed with the SEC on April 7, 2021, and other documents subsequently filed by TriState Capital with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available.

FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect TriState Capital’s current views with respect to, among other things, future events and the company’s financial performance, as well as the company’s goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other measures of future financial or business performance, strategies or expectations. These statements are often, but not always, made through the use of words or phrases such as “achieve,” “anticipate,” “believe,” “continue,” “could,”

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“estimate,” “expect,” “goal,” “intend,” “maintain,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “sustain,” “target,” “trend,” “will,” “will likely result,” and “would,” or the negative versions of those words or other comparable statements of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about TriState Capital’s industry and beliefs or assumptions made by management, many of which, by their nature, are inherently uncertain. Although TriState Capital believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Accordingly, TriState Capital cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that change over time and are difficult to predict, including, but not limited to, the following:
•risks associated with the COVID-19 pandemic and their expected impact and duration, including effects on TriState Capital’s operations, its clients, economic conditions and the demand for its products and services;
•risks associated with the acquisition of our company by Raymond James, including risks related to the failure of our company to satisfy conditions of the closing of the acquisition, which could result in the acquisition not closing, which could have a material adverse impact on the value of our stock;
•TriState Capital’s ability to prudently manage its growth and execute its strategy;
•deterioration of TriState Capital’s asset quality;
•TriState Capital’s level of non-performing assets and the costs associated with resolving problem loans, including litigation and other costs;
•possible additional loan and lease losses and impairment, changes in the value of collateral securing TriState Capital’s loans and leases and the collectability of loans and leases, particularly as a result of the COVID-19 pandemic and the programs implemented by the Coronavirus Aid, Relief, and Economic Security Act, including its automatic loan forbearance provisions;
•possible changes in the speed of loan prepayments by customers and loan origination or sales volumes;
•business and economic conditions generally and in the financial services industry, nationally and within TriState Capital’s local market areas, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;
•TriState Capital’s ability to maintain important deposit customer relationships, its reputation and otherwise avoid liquidity risks;
•changes in management personnel;
•TriState Capital’s ability to recruit and retain key employees;
•volatility and direction of interest rates;
•risks related to the phasing out of LIBOR and changes in the manner of calculating reference rates, as well as the impact of the phase out of LIBOR and introduction of alternative reference rates such as SOFR on the value of loans and other financial instruments that are linked to LIBOR;
•changes in accounting policies, accounting standards, or authoritative accounting guidance, including the CECL model;
•any impairment of TriState Capital’s goodwill or other intangible assets;
•TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;
•TriState Capital’s ability to provide investment management performance competitive with its peers and benchmarks;
•fluctuations in the carrying value of the assets under management held by Chartwell, as well as the relative and absolute investment performance of such subsidiary’s investment products;
•operational risks associated with TriState Capital’s business, including technology and cyber-security related risks;
•increased competition in the financial services industry, particularly from regional and national institutions;
•negative perceptions or publicity with respect to any products or services offered by TriState Capital;
•adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings;
•changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters, including economic stimulus programs, and potential expenses associated with complying with such laws and regulations;
•TriState Capital’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms;
•regulatory limits on TriState Capital’s ability to receive dividends from its subsidiaries and pay dividends to shareholders;
•changes and direction of government policy towards and intervention in the U.S. financial system;

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•natural disasters and adverse weather, acts of terrorism, regional or national civil unrest, cyber-attacks, an outbreak of hostilities, a public health outbreak (such as COVID-19) or other international or domestic calamities, and other matters beyond TriState Capital’s control;
•the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory or compliance risk resulting from developments related to any of the risks discussed above; and
•other factors that are discussed in TriState Capital’s filings with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if TriState Capital’s underlying assumptions prove to be incorrect, actual results may differ materially from what the company anticipates. Accordingly, readers should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for TriState Capital to predict which will arise. Any forward-looking statement speaks only as of the date on which it is made, and TriState Capital does not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. In addition, TriState Capital cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

NON-GAAP FINANCIAL DISCLOSURES
This news release and the accompanying tables contain certain financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, TriState Capital reviews and reports tangible common equity, tangible book value per common share, EBITDA, total revenue, pre-tax, pre-provision net revenue and efficiency ratio. Although TriState Capital believes these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the most directly comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and in the reconciliation tables accompanying this news release.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Lambert
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@lambert.com

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TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Cash and cash equivalents	$481,874	$452,016	$446,484
Total investment securities	1,538,437	1,405,678	1,231,074
Loans and leases held-for-investment	11,246,919	10,763,324	8,543,182
Allowance for credit losses on loans and leases	(25,024)	(28,563)	(34,644)
Loans and leases held-for-investment, net	11,221,895	10,734,761	8,508,538
Goodwill and other intangibles, net	61,523	62,000	63,433
Other assets	373,938	350,397	315,621
Total assets	$13,677,667	$13,004,852	$10,565,150

Deposits	$12,165,476	$11,504,389	$9,250,019
Borrowings, net	470,262	470,163	345,547
Other liabilities	203,791	193,578	195,298
Total liabilities	12,839,529	12,168,130	9,790,864

Preferred stock	182,644	181,544	178,243
Common shareholders’ equity	655,494	655,178	596,043
Total shareholders’ equity	838,138	836,722	774,286

Total liabilities and shareholders’ equity	$13,677,667	$13,004,852	$10,565,150

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Interest income:
Loans and leases	$61,228	$59,227	$49,186
Investments	6,157	4,669	2,646
Interest-earning deposits	192	149	160
Total interest income	67,577	64,045	51,992

Interest expense:
Deposits	10,746	10,164	10,754
Borrowings	3,230	2,757	2,582
Total interest expense	13,976	12,921	13,336
Net interest income	53,601	51,124	38,656
Provision for credit losses	563	488	224
Net interest income after provision for credit losses	53,038	50,636	38,432
Non-interest income:
Investment management fees	9,085	9,567	9,000
Service charges on deposits	415	389	316
Net gain on the sale and call of debt securities	—	112	(1)
Swap fees	4,660	4,408	2,711
Commitment and other loan fees	601	818	326
Bank owned life insurance income	606	620	429
Other income (loss)	(270)	7	870
Total non-interest income	15,097	15,921	13,651
Non-interest expense:
Compensation and employee benefits	24,994	22,040	19,921
Premises and equipment expense	1,989	1,738	1,406
Professional fees	2,280	5,062	1,324
FDIC insurance expense	1,584	1,455	1,125
General insurance expense	371	368	298
State capital shares tax expense	798	694	650
Travel and entertainment expense	696	799	441
Technology and data services	4,123	3,758	3,100
Intangible amortization expense	478	478	478
Marketing and advertising	896	1,058	684
Other operating expenses	2,976	5,333	1,851
Total non-interest expense	41,185	42,783	31,278
Income before tax	26,950	23,774	20,805
Income tax expense	5,309	710	4,605
Net income	$21,641	$23,064	$16,200
Preferred stock dividends	3,133	3,115	3,059
Net income available to common shareholders	$18,508	$19,949	$13,141

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021
Per share and share data:
Earnings per common share:
Basic	$0.49	$0.54	$0.36
Diluted	$0.48	$0.52	$0.35
Book value per common share	$19.49	$19.70	$17.97
Tangible book value per common share (1)	$17.66	$17.83	$16.06
Common shares outstanding, at end of period	33,636,462	33,263,498	33,160,605
Weighted average common shares outstanding:
Basic	31,699,023	31,396,278	31,224,474
Diluted	32,774,847	32,580,999	32,187,034

Performance ratios:
Return on average assets (2)	0.67%	0.73%	0.64%
Return on average common equity (2)	11.40%	12.25%	9.06%
Net interest margin (2) (3)	1.70%	1.68%	1.59%
Total revenue (1)	$68,698	$66,933	$52,308
Pre-tax, pre-provision net revenue (1)	$27,513	$24,150	$21,030
Bank efficiency ratio (1)	50.42%	51.10%	50.59%
Non-interest expense to average assets (2)	1.27%	1.36%	1.24%

Asset quality:
Non-performing loans	$—	$4,313	$22,727
Non-performing assets	$2,005	$6,318	$25,451
Other real estate owned	$2,005	$2,005	$2,724
Non-performing assets to total assets	0.01%	0.05%	0.24%
Non-performing loans to total loans	—%	0.04%	0.27%
Allowance for credit losses on loans and leases to loans	0.22%	0.27%	0.41%
Allowance for credit losses on loans and leases to non-performing loans	N/A	662.25%	152.44%
Net charge-offs (recoveries)	$4,193	$4,197	$199
Net charge-offs to average total loans (2)	0.16%	0.16%	0.01%

Capital ratios: (4)
Tier 1 leverage ratio	6.16%	6.36%	7.13%
Common equity tier 1 risk-based capital ratio	8.91%	8.96%	9.10%
Tier 1 risk-based capital ratio	11.52%	11.64%	12.08%
Total risk-based capital ratio	13.23%	13.43%	14.18%
Bank tier 1 leverage ratio	7.52%	7.76%	7.65%
Bank common equity tier 1 risk-based capital ratio	14.08%	14.22%	12.98%
Bank tier 1 risk based capital ratio	14.08%	14.22%	12.98%
Bank total risk-based capital ratio	14.42%	14.60%	13.49%

Investment Management Segment:
Assets under management	$11,230,000	$11,844,000	$11,203,000
EBITDA (1)	$1,316	$1,391	$1,916
(1)    These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.
(2)    Ratios are annualized.
(3)    Net interest margin is calculated on a fully taxable equivalent basis.
(4)    Capital ratios are estimated until regulatory reports are filed.

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate (2)
Assets
Interest-earning deposits	$410,702	$189	0.19%	$423,351	$147	0.14%	$555,427	$158	0.12%
Federal funds sold	11,677	3	0.10%	9,896	2	0.08%	10,557	2	0.08%
Debt securities available-for-sale	704,444	3,144	1.81%	575,965	2,520	1.74%	348,835	570	0.66%
Debt securities held-to-maturity	798,893	2,865	1.45%	839,798	2,011	0.95%	637,719	1,900	1.21%
Debt securities trading	—	—	—%	1,895	3	0.63%	315	1	1.29%
Equity securities	4,939	16	1.31%	4,985	—	—%	—	—	—%
FHLB stock	11,811	138	4.74%	11,802	140	4.71%	11,551	182	6.39%
Total loans and leases	10,830,464	61,228	2.29%	10,213,833	59,227	2.30%	8,276,059	49,186	2.41%
Total interest-earning assets	12,772,930	67,583	2.15%	12,081,525	64,050	2.10%	9,840,463	51,999	2.14%
Other assets	378,246			381,218			375,418
Total assets	$13,151,176			$12,462,743			$10,215,881

Liabilities and Shareholders’ Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$4,269,019	$3,707	0.35%	$4,195,332	$3,416	0.32%	$3,065,983	$2,793	0.37%
Money market deposit accounts	6,032,665	6,352	0.43%	5,385,794	5,905	0.43%	4,345,454	5,964	0.56%
Certificates of deposit	698,367	687	0.40%	842,758	843	0.40%	1,012,861	1,997	0.80%
Borrowings:
FHLB borrowings	250,111	1,026	1.66%	250,000	1,092	1.73%	253,889	1,072	1.71%
Line of credit borrowings	—	—	—%	8,370	93	4.41%	4,589	55	4.86%
Senior & subordinated notes payable, net	220,220	2,204	4.06%	118,765	1,572	5.25%	95,511	1,455	6.18%
Total interest-bearing liabilities	11,470,382	13,976	0.49%	10,801,019	12,921	0.47%	8,778,287	13,336	0.62%
Noninterest-bearing deposits	652,805			617,241			424,535
Other liabilities	187,171			217,375			247,659
Shareholders’ equity	840,818			827,108			765,400
Total liabilities and shareholders’ equity	$13,151,176			$12,462,743			$10,215,881

Net interest income (1)		$53,607			$51,129			$38,663
Net interest spread (1)			1.66%			1.63%			1.52%
Net interest margin (1)			1.70%			1.68%			1.59%
(1)Interest income and net interest margin are calculated on a fully taxable equivalent basis..
(2)Annualized.

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
LOAN AND LEASE COMPOSITION (UNAUDITED)

	March 31, 2022		December 31, 2021		March 31, 2021
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$7,268,162	64.6%	$6,886,498	64.0%	$5,053,621	59.2%
Middle-market banking loans:
Commercial and industrial	1,564,309	13.9%	1,513,423	14.1%	1,249,208	14.6%
Commercial real estate	2,414,448	21.5%	2,363,403	21.9%	2,240,353	26.2%
Total middle-market banking loans	3,978,757	35.4%	3,876,826	36.0%	3,489,561	40.8%
Loans and leases held-for-investment	$11,246,919	100.0%	$10,763,324	100.0%	$8,543,182	100.0%

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended March 31, 2022				Three Months Ended March 31, 2021
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$67,561	$—	$16	$67,577	$51,992	$—	$—	$51,992
Interest expense	11,776	—	2,200	13,976	11,839	—	1,497	13,336
Net interest income (loss)	55,785	—	(2,184)	53,601	40,153	—	(1,497)	38,656
Provision for credit losses	563	—	—	563	224	—	—	224
Net interest income (loss) after provision for credit losses	55,222	—	(2,184)	53,038	39,929	—	(1,497)	38,432
Non-interest income:
Investment management fees	—	9,444	(359)	9,085	—	9,234	(234)	9,000
Net gain on the sale and call of debt securities	—	—	—	—	(1)	—	—	(1)
Other non-interest income (loss)	6,167	(31)	(124)	6,012	4,631	21	—	4,652
Total non-interest income (loss)	6,167	9,413	(483)	15,097	4,630	9,255	(234)	13,651
Non-interest expense:
Intangible amortization expense	—	478	—	478	—	478	—	478
Other non-interest expense	31,238	8,208	1,261	40,707	22,655	7,442	703	30,800
Total non-interest expense	31,238	8,686	1,261	41,185	22,655	7,920	703	31,278
Income (loss) before tax	30,151	727	(3,928)	26,950	21,904	1,335	(2,434)	20,805
Income tax expense (benefit)	5,833	199	(723)	5,309	4,729	310	(434)	4,605
Net income (loss)	$24,318	$528	$(3,205)	$21,641	$17,175	$1,025	$(2,000)	$16,200

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
EARNINGS PER COMMON SHARE (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021

Basic earnings per common share:
Net income	$21,641	$23,064	$16,200
Less: Preferred dividends on Series A and Series B	1,962	1,962	1,962
Less: Preferred dividends on Series C	1,171	1,153	1,097
Net income available to common shareholders	$18,508	$19,949	$13,141

Allocation of net income available:
Common shareholders	$15,575	$16,798	$11,127
Series C convertible preferred shareholders	2,480	2,658	1,685
Warrant shareholders	453	493	329
Total	$18,508	$19,949	$13,141

Basic weighted average common shares outstanding:
Basic common shares	31,699,023	31,396,278	31,224,474
Series C convertible preferred stock, as-if converted	5,047,272	4,967,272	4,727,272
Warrants, as-if exercised	922,438	922,438	922,438

Basic earnings per common share	$0.49	$0.54	$0.36

Diluted earnings per common share:
Income available to common shareholders after allocation	$15,575	$16,798	$11,127

Diluted weighted average common shares outstanding:
Basic common shares	31,699,023	31,396,278	31,224,474
Restricted stock - dilutive	956,414	1,028,637	801,798
Stock options - dilutive	119,410	156,084	160,762
Diluted common shares	32,774,847	32,580,999	32,187,034

Diluted earnings per common share	$0.48	$0.52	$0.35

	March 31,	December 31,	March 31,
	2022	2021	2021
Anti-dilutive shares:
Restricted stock	48,147	37,500	71,810
Stock options	—	—	—
Series C convertible preferred stock, as-if converted	5,047,272	4,967,272	4,727,272
Warrants, as-if exercised	922,438	922,438	922,438
Total anti-dilutive shares	6,017,857	5,927,210	5,721,520

Earnings per common share (“EPS”) is computed using the two-class method, which requires that the Series C convertible preferred stock and warrants to be treated as participating classes of securities in the computation of EPS. In addition, net income is reduced by dividends declared on all series of preferred stock to derive net income available to common shareholders. The two-class method is an earnings allocation that determines EPS for each class of common stock and participating security. Net income available to common shareholders is reduced by the percentage of average common shares allocable to Preferred Series C holders and warrant holders on an as-if converted basis to arrive at net income allocable to common shareholders. Basic EPS is computed by dividing net income allocable to common shareholders by the weighted average number of common shares outstanding for the period, excluding non-vested restricted stock. Diluted EPS reflects the potential dilution upon the exercise of stock options and warrants, and the vesting of restricted stock awards granted utilizing the treasury stock method. The Series C convertible preferred stock is excluded from diluted weighted average common shares outstanding because the payment of the dividend is considered in the net income allocable to common shareholders for the calculation of basic EPS.

EXHIBIT 99
TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue,” “pre-tax, pre-provision net revenue” and “efficiency ratio.” These non-GAAP financial measures are supplemental measures that we believe provide management and our investors with a more detailed understanding of our performance, although these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures in accordance with GAAP. The non-GAAP financial measures presented herein are calculated as follows:

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors so that they can better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets associated with prior acquisitions. Intangible assets are created when we buy businesses that add relationships and revenue to our company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets associated with prior acquisitions.

“EBITDA” is defined as net income before interest expense, income tax expense (benefit), depreciation expense and intangible amortization expense. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings by excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and total non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our core operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities and total non-interest expense. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for credit losses and changes in our tax rates and other items that are unrelated to our core business.

“Efficiency ratio” is defined as total non-interest expense divided by our total revenue. We believe this measure allows management and investors to better assess our operating expenses in relation to our core operating revenue, particularly at the Bank.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2022	2021	2021
Tangible common equity and tangible book value per common share:
Common shareholders’ equity	$655,494	$655,178	$596,043
Less: goodwill and intangible assets	61,523	62,000	63,433
Tangible common equity (numerator)	$593,971	$593,178	$532,610
Common shares outstanding (denominator)	33,636,462	33,263,498	33,160,605
Tangible book value per common share	$17.66	$17.83	$16.06

EXHIBIT 99
INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Investment Management EBITDA:
Net income	$528	$(112)	$1,025
Interest expense	—	—	—
Income tax expense	199	916	310
Depreciation expense	111	109	103
Intangible amortization expense	478	478	478
EBITDA	$1,316	$1,391	$1,916

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Total revenue and pre-tax, pre-provision net revenue:
Net interest income	$53,601	$51,124	$38,656
Total non-interest income	15,097	15,921	13,651
Less: net gain on the sale and call of debt securities	—	112	(1)
Total revenue	$68,698	$66,933	$52,308
Less: total non-interest expense	41,185	42,783	31,278
Pre-tax, pre-provision net revenue	$27,513	$24,150	$21,030

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Bank total revenue:
Net interest income	$55,785	$52,785	$40,153
Total non-interest income	6,167	6,370	4,630
Less: net gain on the sale and call of debt securities	—	112	(1)
Bank total revenue	$61,952	$59,043	$44,784

Bank efficiency ratio:
Total non-interest expense (numerator)	$31,238	$30,170	$22,655
Bank total revenue (denominator)	$61,952	$59,043	$44,784
Bank efficiency ratio	50.42%	51.10%	50.59%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended
	March 31,	December 31,
(Dollars in thousands)	2022	2021
Income Before Taxes (GAAP)	$26,950	$23,774
Non-recurring non-interest expense*	432	2,665
Income Before Taxes, excluding non-recurring items (non-GAAP)	27,382	26,439
Estimated effect of non-recurring item on Income Tax Expense**	90	560
Net Impact of Non-recurring expense and effect on Income Tax Expense**	342	2,105
Net impact of non-recurring expense and taxes on diluted EPS	0.01	0.06

*Non-recurring expenses incurred in connection with the pending transaction announced in October (agreement to be acquired by Raymond James)
**Tax impact estimated using 21% federal tax rate.